This reciprocal Sales Agreement “Agreement” is entered into on the 23rd May 2018 between the “Parties” as defined below:

“Parties”

Biomass Power Ltd (BPL)

With its registered office at:

Lichfield Road,

Stafford,

ST17 4BQ

Registered in the United Kingdom with Company No. 06340386

and

Clean Energy Technologies, Inc (CETY)

With its registered office at:

2990 Redhill Avenue

Costa Mesa, California 92626

U.S.A

Registered in the United States of America as a Nevada corporation.

WHEREAS:

BPL and CETY the “Parties” agree to actively promote the sale of the following products: -

BPL HORC - 140,

BPL HORC - 280,

BPL HORC - 420,

BPL HORC – 560,

And the

Clean Cycle TM heat recovery generator (HRG)

and may from time to time refer potential customers to the each other to place orders. It is agreed that no monies shall be exchanged for any lead or order placement between the “Parties”.

IT IS HEREBY AGREED AS FOLLOWS:

1.

Appointment

1.1

The “Parties” hereby agree to promote and solicit orders for the listed products.

1.2

No employment, partnership or joint venture relationship is formed by this agreement and at no time may each “Party” hold himself as being affiliated with or to the other “Party”, except as an independent agent.

1.3

Each “Party” shall not enter into any agreements on behalf of each other, shall make no warranty either expressed or implied on behalf of each other and shall not incur any expenses on behalf of each other.

1.4

This Agreement does not grant exclusive rights to the “Parties” to act as agents on behalf of the other “Party” and each “Party” shall have no rights under any other agreements entered into by “Parties” with other agents.

1.5

Each “Party” will make all reasonable efforts to progress referred business to contractual completion, however acceptance of any order is at the discretion of the responsible “Party” and its directors, and it is understood by each “Party” that each “Party” does not warrant or represent that it will enter into any contract with prospective customers referred by the other “Party”.

2.

Promotion

2.1

Each “Party” shall actively promote the sale of the listed products.

2.2

Placement of advertisements and referral methods for The Products is at the sole discretion of each “Party”. However, each “Party” shall not make promises or issue any warranty either expressed or implied pertaining to the products and services offered by the other “Party” unless authorised in writing by the other “Party” to do so.

2.3

Each “Party” shall not be liable for any of the other “Parties” office, operating or other expenses except by separate agreement.

2.4

Each “Party” must notify the other “Party” of all potential sales as soon as that opportunity is quantified. Agreement to proceed with a bid/price or sale must be agreed before an offer is made by either “Party”.

3.

Commission Payments

3.1

No commission fees are applicable on all sales.

4.

Term and Termination

4.1

This Agreement commences on the date of signature and remains in place for a period of 3 years, at which point both “Parties” obligations under this Agreement will expire unless the Agreement is renewed.

4.2

Either “Party” may terminate this agreement at any time by giving the other “Party” ten (10) working days prior written notice.

4.3

If either “Party” considers the other to be in default of any term within this agreement they must notify the “Party” of their concern. The alleged defaulting “Party” will have 30 days to rectify or come to an agreement with the other “Party”, if no such resolution is reached this Agreement will be deemed to be terminated.

5.

Confidential Information

5.1

The “Parties” acknowledge and agree that all confidential information received by it from, or in relation to, the products or services and prospective or existing customers shall be kept confidential.

5.2

The “Parties” warrant that they will be bound by the conditions of agreed Confidentiality and Non-disclosure agreements, which must be signed by the “Parties” before this Agreement will take effect.

6.

Assignment

5.3

Neither “Party” may assign the benefit (including any present, future or contingent interest or right to any sums or damages payable under or in connection with this Agreement) or delegate the burden of this Agreement without the prior written consent of a director of the other “Party”.

7.

Miscellaneous

7.1

This Agreement constitutes the whole Agreement and shall not be modified except by a subsequent document signed by a director of each “Party”.

7.2

If any provision of this Agreement shall be held by a court to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

7.3

Any notice, claim or demand in connection with this Agreement shall be given in writing to the relevant “Party” at the address stated in this Agreement, by registered first class post and shall be deemed received 96 hours after posting. An electronic copy will be sent the same day as posting.

7.4

The “Parties” warrant that they do not have any interest directly or indirectly, or act as a representative, either as principal, agent or employee of any company or entity which the “Parties” deems to be competitive with their own products.

7.5

Each “Party” shall indemnify, defend and hold the other “Party” harmless against any and all claims of whatsoever nature arising from misrepresentation, default, misconduct, failure to perform or any other act relating to this Agreement.

7.6

Each “Party” shall be liable under this Agreement for the acts and/or omissions of its own shareholders, directors, employees, committed during their employment with such “Party” (whether or not they remain as its employees)

7.7

None of the terms of this Agreement shall be enforceable by any person who is not a “Party” to this Agreement.

8.

Governing Law and Jurisdiction

8.1

This Agreement will be governed by and construed in accordance with English Law.

8.2

The courts of England will have non-exclusive jurisdiction to settle any dispute which arises out of or in connection with this Agreement and the “Parties” hereby agree to submit to that jurisdiction.

SIGNED BY the duly authorised representatives of the “Parties” on the date stated at the beginning of this Agreement.

Biomass Power Ltd

By: /s/ Matt Bullock

__________________

Matt Bullock

Commercial Director

Biomass Power Ltd

Clean Energy Technologies, Inc

By: /s/ Kambiz Mahdi

__________________

Kam Mahdi

CEO

Clean Energy Technologies, Inc